                (Letterhead of Branden T. Burningham, Esq.)

May 18, 2007

Wizzard Software Corportaion

5001 Baum Boulevard, Suite 770

Pittsburgh, Pennsylvania 15213

Re:   Opinion concerning the legality of the securities to be issued pursuant to the Registration Statement on Form S-8 to be filed by Wizzard Software Corporation, a Colorado corporation

Board of Directors:

          As counsel for Wizzard Software Corporation, a Colorado corporation

(the "Company"), and in connection with the issuance of 200,000 shares of the

Company's $0.001 par value common stock (the "Securities") to John Busshaus as the participant in the Company's 2007 Key Employee Stock Option Plan (the "Plan Participant"), a copy of which is incorporated herein by reference (the "2007 Plan"), I have been asked to render an opinion as to the legality of these Securities, which are to be covered by a Registration Statement to be filed by the Company on Form S-8 of the Securities and Exchange Commission (the "Commission"), and as to which this opinion is to be filed as an exhibit.

          As you are aware, no services to be performed and billed to you which are in any way related to a "capital raising" transaction may be paid by the issuance of Securities pursuant to the 2007 Plan; and none can be services that promote or maintain a market for the Securities.  My Memorandum in this respect, a copy of which is Exhibit 5.2 to the Registration Statement, must be delivered to the Plan Participant, along with copies of the 2007 Plan and all reports of the Company that have been filed with the Securities and Exchange Commission during the past 12 months.

          In connection with rendering my opinion, which is set forth below, I have reviewed and examined originals or copies of the following documents,

to-wit:

          1.   Articles of Incorporation and all amendments thereto;

          2.   Bylaws;

          3.   The Company's reports and, or registration statements that have been filed with the Commission fir the past 12 months.

          4.   A copy of the 2007 Plan; and

          5.   The Unanimous Consent of the Board of Directors adopting the

2007 Plan, designating the name of the 2007 Plan and the name and address of the 2007 Plan's Agent.

          I have also examined various other documents, books, records,

instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as I have deemed reasonable, necessary or prudent under the circumstances.  Also,

in rendering this opinion, I have reviewed various statutes and judicial precedence as I have deemed relevant or necessary.

          Further, as counsel for the Company, I have discussed the items relied upon in rendering this opinion and the documents I have examined with one or more directors and executive officers of the Company, and in all instances, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.  I have further assumed that the recipients of these Securities under the 2007 Plan will have paid the consideration required under the terms of the 2007 Plan prior to the issuance of the Securities, and that none of the services performed by the recipients shall be related to "capital raising" transactions or will be services that promote or maintain a market in the Company's Securities.

          I have also relied on your representations that you will provide the individual Plan Participant with a copy of the 2007 Plan and have or will provide him with the website of the Commission for viewing the materials referred to in paragraphs 3 and 4 above, or will personally provide them with copies of this documentation.

          Based upon the foregoing and in reliance thereon, it is my opinion that, subject to the limitations set forth in the 2007 Plan, the Securities to be issued pursuant to the 2007 Plan will, upon their issuance and delivery to the recipient thereof, after receipt of full payment therefor, be deemed duly and validly authorized, legally issued and fully paid and non-assessable under the Colorado Corporations and Associations Act.

          This opinion is expressly limited in scope to the Securities described herein and which are to be expressly covered by the above referenced Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans, if any, pertaining to services performed in the future.  Any such transactions are required to be included in a new Registration Statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the securities to be issued.

          Further, this opinion is limited to the corporate laws of the State of Colorado and the securities laws, rules and regulations of the United

States, and I express no opinion with respect to the laws of any other jurisdiction.

          I consent to the filing of this opinion with the Commission as an exhibit to the above referenced Registration Statement; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent.

          This opinion is based upon my knowledge of the law and facts as of the date hereof, and I assume no duty to communicate with you with respect to any matter which may hereafter come to my attention.

                                Yours very sincerely,

                                /s/ Branden T. Burningham

                                Branden T. Burningham

cc:       Wizzard Software Corporation